Exhibit 10.3
BRIDGE NOTE GUARANTY SUPPLEMENT

THIS BRIDGE NOTE GUARANTY SUPPLEMENT (this “Supplement”), dated as of April 1, 2020, is entered into among KVS Transportation, Inc., a California corporation (“KVS”) and C&J Well Services, Inc., a Delaware corporation (“C&J”), and Indigo Injection #3, LLC, a Texas limited liability company (“Indigo” and, together with C&J and KVS, the “New Subsidiaries” and each a “New Subsidiary”), under that Senior Secured Promissory Note, dated as of March 9, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Bridge Note”), among BASIC ENERGY SERVICES, INC., a Delaware corporation (the “Obligor”), the Guarantors party thereto and Ascribe III Investments LLC, a Delaware Limited liability company (the “Payee”). Terms defined in the Bridge Note and not defined herein shall have the meanings given to them in the Bridge Note.

Each New Subsidiary hereby agree as follows:

1. Each New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Supplement, such New Subsidiary will be deemed to be a Guarantor for all purposes of the Bridge Note and shall have all of the rights, benefits, duties and obligations of a Guarantor thereunder as if it had executed the Bridge Note as a Guarantor. Each New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Bridge Note, including, without limitation, (a) all of the covenants set forth in Section 11 of the Bridge Note and (b) all of the guaranty obligations set forth in Section 9 of the Bridge Note. Without limiting the generality of the foregoing terms of this paragraph 1, each New Subsidiary, hereby agrees that it is, jointly and severally with the other Guarantors, liable for, and as primary obligor and not merely as surety, and absolutely and unconditionally and irrevocably guarantees to the Payee the full and prompt payment upon the failure of the Obligor to do so, when and as the same shall become due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Guarantied Obligations in accordance with Section 9 of the Bridge Note. Each reference to a “Guarantor” in the Bridge Note shall be deemed to include each New Subsidiary.

2. Each New Subsidiary, on behalf of itself and its Subsidiaries, represents and warrants to the Payee that as of the date hereof:

a.Status. Each New Subsidiary (a) is a duly organized or formed and validly existing corporation or other registered entity in good standing under the laws of the jurisdiction of its organization and has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and (b) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where it does business or owns assets, except where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

b.Power and Authority; Enforceability. Each New Subsidiary has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of this Supplement and each other Bridge Loan Document to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Supplement and each other Bridge Loan Document. Each New Subsidiary has duly executed and delivered this Supplement and each other Bridge Loan Document to which it is a party and this Supplement constitutes, and each other Bridge Loan Document to which it is a party, constitutes the legal, valid and binding obligation of each New Subsidiary enforceable against such New Subsidiary in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).

c.No Violation. None of the execution, delivery and performance by each New Subsidiary of this Supplement and each other Bridge Loan Document to which it is a party and compliance with the terms and provisions thereof or the consummation of the other transactions contemplated hereby or thereby on the relevant dates therefor will (i) contravene any applicable provision of any material applicable law of any governmental authority, (ii) violate any provision of the organization documents of any New Subsidiary or (iii) conflict with the Indenture or the ABL Credit Agreement.

3. Each New Subsidiary hereby unconditionally grants, assigns, and pledges to the Payee to secure the obligations under the Bridge Note, a continuing security interest in all of such New Subsidiary’s right, title, and interest in and to the Collateral pursuant to and in accordance with Section 10 of the Bridge Note.

4. The security interest created hereby secures the payment and performance of the Bridge Note. Without limiting the generality of the foregoing, this Supplement secures the payment of all obligations owed under the Bridge Note and would be owed by the Obligor to the Payee but for the fact that they are unenforceable or not allowable (in whole or in part) as a claim in an Insolvency Proceeding involving the Obligor due to the existence of such Insolvency Proceeding.

5. Each New Subsidiary hereby authorizes the Payee, its counsel or designee to file, in the name of each New Subsidiary any UCC or similar financing and continuation statements the Payee in its sole discretion may deem necessary or appropriate to further protect or maintain the perfection of the security interests.

6. Each New Subsidiary hereby waives acceptance by the Payee of the guaranty by such New Subsidiary upon the execution of this Supplement by such New Subsidiary.

7. This Supplement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Supplement by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Supplement. This Supplement shall constitute a “Bridge Loan Document” under the Bridge Note.
8. The provisions of Sections 17, 18, 19, 20, 21, 22, 23 and 24 of the Bridge Note are hereby incorporated by reference herein, mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, each New Subsidiary has caused this Supplement to be duly executed by its authorized officer in favor of the Payee, as of the day and year first above written.

KVS TRANSPORTATION, INC., a California corporation

By:	/s/ Keith L. Schilling
Name:	Keith L. Schilling
Title:	President and Chief Executive Officer

C&J WELL SERVICES, INC., a Delaware corporation

By:	/s/ Keith L. Schilling
Name:	Keith L. Schilling
Title:	President and Chief Executive Officer

INDIGO INJECTION #3, LLC, a Texas limited liability company

By:	/s/ Keith L. Schilling
Name:	Keith L. Schilling
Title:	President and Chief Executive Officer